EMPLOYMENT AGREEMENT

This AGREEMENT is effective as of the second day of September 2003, by and between William A. Hightower (the "Employee") and ParkerVision, Inc., a Florida corporation (the "Corporation").

In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Corporation, the parties agree as follows:

1.   Duties and Scope of Employment

     (a) POSITION. The Corporation agrees to employ the Employee in the position of President. Employee shall report directly to the Chairman of the Board and Chief Executive Officer of the Corporation ("CEO"). All of Employee's powers and authority in any capacity shall at all times be subject to the direction and control of the CEO and the Corporation's Board of Directors.

     (b) OBLIGATIONS. During his employment under this Agreement, the Employee shall devote his full business efforts and time to the Corporation. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with his responsibilities to the Corporation.

2. BASE COMPENSATION. During his employment under this Agreement, the Corporation agrees to pay the Employee as compensation for his services a base salary at the annual rate of $250,000, or at such higher rate as the Corporation's Board of Directors may determine from time to time, along with such performance incentive amounts, if any, as the Board shall authorize, in its discretion, from time to time. Such salary shall be payable in approximately equal bi-weekly installments. (The annual compensation specified in this Section 2, together with any increases in such compensation that the Board of Directors may grant from time to time, is referred to in this Agreement as "Base Compensation".)

3.   EMPLOYEE BENEFITS.

     (a) GENERAL. During his employment under this Agreement, the Employee shall be eligible to participate in any employee benefit plans and executive compensation programs which may be maintained by the Corporation, including (without limitation) pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs,

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          paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

     (b) STOCK OPTIONS. The Corporation shall grant to the Employee options to purchase 500,000 shares of the Common Stock of the Corporation at the closing price on the date hereof. The terms of the options shall be governed by the Corporation's Stock Option Agreement executed simultaneously herewith.

4. BUSINESS EXPENSE AND TRAVEL. During his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Corporation shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Corporation's generally applicable policies.

5.   TERM OF EMPLOYMENT

     (a) TERM. The term of Employee's employment hereunder shall be through September 2, 2008, subject to earlier termination as provided herein.

     (b) TERMINATION BY THE CORPORATION. The Corporation may terminate Employee's employment at any time, for any reason whatsoever, by giving the Employee thirty (30) day's advance notice in writing. The Corporation has the option of providing pay in lieu of such notice at the rate of Employee's Base Compensation.

          (i)   TERMINATION   WITHOUT  CAUSE.  If  the  Corporation   terminates
                Employee's employment without cause, the provisions of Section 6(a) shall apply.

          (ii) TERMINATION UPON DISABILITY. If the Corporation terminates the Employee's employment for Disability, the provisions of Section 6(a) shall apply. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform the essential functions of his position under this Agreement for a period of not less than six
                (6) consecutive months as a result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subsection(ii) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

          (iii) TERMINATION WITHIN TWELVE (12) MONTHS OF A CHANGE OF CONTROL. If the Corporation terminates Employee's employment within twelve
                (12) months after a Change in Control, whether such termination is with or without Cause, is due to Employee's death or Disability or constitutes a

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                Constructive Termination (as defined in Section 5(c) below), the provisions of Sections 6(a) shall apply. For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation's then outstanding voting securities except that separately or in the aggregate the total voting power of Jeffrey L. Parker, Stacie P. Wilf, and Todd D. Parker being fifty percent (50%) or more of the total voting power of the then outstanding voting securities shall not be considered a Change of Control, or except pursuant to a negotiated agreement with the Corporation and pursuant to which such securities are purchased from the Corporation; or

                2) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation.

                Any other provision of this Section notwithstanding, the term "Change in Control" shall not include either of the following events undertaken at the election of the Corporation:

                     (1) Any transaction, the sole purpose of which is to change the state of the Corporation's incorporation;

                     (2) A transaction, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

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          (iv)  DEATH.  Upon  the  event  of the  Employee's  death,  Employee's
                employment   with   the   Corporation    shall   be   considered
                automatically terminated and the provisions of Section 6(a) shall apply.

          (v) TERMINATION FOR CAUSE. Except as set forth in Section 5(b)(iii), if the Corporation terminates Employee's employment for Cause, the provisions of Section 6(b) shall apply. For all purposes under this Agreement, "Cause" shall mean (i) a failure by the Employee to substantially perform his duties hereunder (other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment) after there has been delivered to Employee a written demand for performance from the Corporation which describes the basis for the Corporation's belief that Employee has not substantially performed his duties and sets forth specific performance goals to cure such defaults; provided that upon any determination by the Corporation that Employee has failed to perform his duties, Employee shall have 30 days in which to cure such failure to perform his duties, (ii) a willful act by the Employee which constitutes misconduct connected with work within the meaning of Florida's unemployment compensation law, (iii) a breach by the Employee of a material provision of this Agreement, or (iv) a violation of a federal, state or local law or regulation other than a minor traffic offense.


     (c) VOLUNTARY TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment by giving the Corporation thirty (30) days' advance notice in writing. If the Employee terminates his employment under the preceding sentence other than as a result of a Constructive Termination, the provisions of Section 6(c) shall apply. If the Employee terminates his employment pursuant to this Section 5(c) as a result of a Constructive Termination, the provisions of Section 6(a) shall apply. For all purposes under this Agreement, "Constructive Termination": shall mean a material reduction in salary or benefits, or a requirement to relocate the Employee's primary residence, except for office relocations that would not increase the Employee's one-way commute distance by more than 25 miles.

     (d) WAIVER OF NOTICE. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement in this Section 5.

6.   PAYMENTS UPON TERMINATION OF EMPLOYMENT.

     (a) PAYMENTS UPON TERMINATION PURSUANT TO SECTION 5(B)(I)-(IV) AND CONSTRUCTIVE TERMINATION. If during the term of this Agreement, the Employee's employment is terminated pursuant to any of the reasons set forth in Section 5(b)(i) - (iv), or voluntarily by the Employee under
          Section 5(c) as a result of a Constructive Termination, the Employee shall be entitled to receive a severance payment from the Corporation (the "Severance Payment") in

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          (i)   an amount equal to one hundred  percent (100%) of the Employee's annual Base Compensation in effect on the date of employment termination; plus

          (ii) the greater of an amount equal to one hundred percent (100%) of the aggregate incentive or bonus, if any, payable to the employee for the immediately preceding 12 month period or an amount equal to one hundred percent (100%) of the aggregate incentive or bonus, if any, paid to the employee for the immediately preceding fiscal year.

                The Employee agrees to allow the Corporation at its option and at the Corporation's expense to secure Life Insurance and/or Disability Insurance covering the event of the Employee's death or disability during the term of his employment. To the extent insurance is paid to the employee or his heirs in the event of disability or death the Severance Payment due from the Corporation will be reduced by the amount of insurance paid. The Severance Payment shall be made in a lump sum within thirty (30) days following the date of the employment termination or in the situation of Life or Disability Insurance payment shall be made within the timeframe representing the normal practices of the insurance carrier. The Severance Payment shall be in lieu of any further payments to the Employee under Section 2 and any further accrual of benefits under Section 3 with respect to periods subsequent to the date of the employment termination. The Severance Payment shall not reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Corporation.

                The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 6(a) (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

     (b) TERMINATION FOR CAUSE. If the Employee's employment is terminated for Cause pursuant to Sections 5(b) (v), except as otherwise set forth in
          Section 5(b)(iii), no compensation or payments will be paid or provided to the Employee for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, nothing herein shall be interpreted to reduce or offset any benefits the Employee may be entitled to under the terms of the benefit plans of the Corporation.

     (c)  PAYMENTS UPON  VOLUNTARY  TERMINATION.  In the event that,  during the term of this Agreement, the Employee's employment is terminated pursuant to Section 5(c) other than as a result of a Constructive Termination, no compensation or payments will be paid or provided to the Employee for the periods following the date when such a termination of employment is effective. Notwithstanding

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          the preceding sentence,  nothing herein shall be interpreted to reduce or offset any benefits the Employee may be entitled to under the terms of the benefit plans of the Corporation.

     (d)  LIMITATION ON PAYMENTS.

          (i) In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 6 shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
                Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

          (ii) If a reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is necessary to comply with the provisions of Section 6(e)(i), the Employee shall be entitled to select which payments or benefits will be reduced and the manner and method of any such reduction of such payments or benefits (including but not limited to the number of options that would vest under Section 6(b) subject to reasonable limitations (including for example, express provisions under the Corporation's benefit plans) so long as the requirements of Section 6(e)(i) are met). Within thirty (30) days after the amount of any required reduction in payments and benefits is finally determined in accordance with the provisions of Section 6(e)(iii), the Employee shall notify the Corporation in writing regarding which payments or benefits are to be reduced. If the Employee gives no notification, the Corporation will determine which amounts to reduce. If, as a result of any reduction required by Section 6(e)(i), amounts previously paid to the Employee exceed the amount to which the Employee is entitled, the Employee will promptly return the excess amount to the Corporation.

          (iii) Unless the Corporation and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Corporation's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Corporation for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable,

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                good  faith   interpretations   concerning  the  application  of
                Sections 280G and 4999 of the Code. The Corporation and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Corporation shall
                bear  all  costs  the  Accountants   may  reasonably   incur  in
                connection with any calculations contemplated by this Section.

7. EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall continue to benefit, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

8. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U. S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Corporation in writing or his office address. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

9.   MISCELLANEOUS PROVISIONS.

     (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Corporation (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to employment matters, except for contractual limitations on the Employee set forth in separate agreements containing restrictive covenants which (i) limit the Employee's ability to compete with the Corporation and (ii) protect the Corporation's confidential proprietary information, as set forth in such separate agreements.

     (c)  CHOICE  OF LAW.  The laws of the State of  Florida  shall  govern  the
          validity,   interpretation,   construction  and  performance  of  this
          Agreement.

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     (d)  SEVERABILITY.  The invalidity or  unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (e) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Jacksonville, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded. Nothing in this section shall be construed, however, to limit the Corporation's rights, remedies and ability to enforce in a court of competent jurisdiction its rights under the aforementioned restrictive covenants.

     (f) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor'' process, and any action in violation of this subsection (f) shall be void.

     (g) EMPLOYMENT AT WILL: Limitation of Remedies. The Corporation and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

     (h) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     (i) ASSIGNMENT OF AGREEMENT BY CORPORATION. The Corporation may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Corporation or to the Corporation. In the case of any such assignment, the term "Corporation" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

     (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

PARKERVISION, INC.

By: _________________________________________


TITLE: ______________________________________


_____________________________________________
William A. Hightower

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